CSFB

CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-8

DERIVED INFORMATION 9/30/2005

[$1,473,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,483,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-8

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 10/01/05 cutoff date.  Approximately 29.8% of the mortgage loans do not provide for any payments of principal in the first one, two, three, five, seven or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	7,692
Total Outstanding Loan Balance	$1,476,497,374*	Min	Max
Average Loan Current Balance	$191,952	$4,957	$1,021,275
Weighted Average Original LTV	80.7%**
Weighted Average Coupon	7.16%	4.78%	13.75%
Arm Weighted Average Coupon	7.08%
Fixed Weighted Average Coupon	7.92%
Weighted Average Margin	6.07%	2.25%	11.10%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	2
% First Liens	97.4%
% Second Liens	2.6%
% Arms	90.1%
% Fixed	9.9%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,500,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

			% of	Gross	Gross	Gross	Gross	Master &	Sched		Orig	Initial	Periodic	Month				%
			Balance	Rate	Margin	Lifecap	Lifefloor	Sub Serv	Rem	Rem	Amort	Cap	Cap	to Next	LTV		Avg	LTV>80
FICO	Count	Balance	(%)	(%)	(%)	(%)	(%)	Fees (%)	Term	Amort	Term	(%)	(%)	Adj	(%)	FICOs	Balance	w MI
481 -490	1	109,799	0.0	8.50	8.00	5.00	8.50	0.52	357	357	360	3.00	1.00	21	66.5	481	109,799	0.0
491 -500	17	4,429,384	0.3	8.47	6.99	6.39	8.47	0.52	358	358	360	2.54	1.65	22	76.1	500	260,552	0.0
501 -510	118	24,203,789	1.6	8.54	6.78	6.40	8.50	0.52	358	358	360	2.68	1.46	23	72.7	505	205,117	0.0
511 -520	118	21,802,814	1.5	8.34	6.79	6.37	8.29	0.52	357	357	359	2.63	1.47	23	74.7	515	184,770	0.0
521 -530	163	29,575,994	2.0	8.14	6.78	6.38	8.02	0.52	357	359	361	2.73	1.37	22	74.0	526	181,448	0.0
531 -540	164	29,505,631	2.0	8.09	6.80	6.47	7.96	0.52	358	359	361	2.70	1.45	23	74.3	535	179,912	0.0
541 -550	190	33,118,499	2.2	7.96	6.70	6.38	7.82	0.52	357	357	359	2.79	1.38	23	75.4	546	174,308	0.0
551 -560	206	41,981,764	2.8	7.60	6.48	6.29	7.45	0.52	357	359	361	2.64	1.38	23	78.4	556	203,795	0.0
561 -570	291	52,167,539	3.5	7.70	6.56	6.33	7.59	0.52	357	359	361	2.71	1.36	23	79.5	565	179,270	0.0
571 -580	315	52,355,773	3.5	7.60	6.39	6.29	7.46	0.52	356	359	361	2.73	1.34	23	81.1	576	166,209	0.0
581 -590	554	90,102,641	6.1	7.28	6.17	6.31	7.17	0.52	357	359	361	2.72	1.29	23	80.5	585	162,640	0.0
591 -600	525	84,733,637	5.7	7.31	6.24	6.28	7.13	0.52	357	359	361	2.68	1.29	23	81.2	595	161,397	0.0
601 -610	573	101,231,925	6.9	7.11	6.02	6.26	6.89	0.52	356	358	360	2.66	1.35	23	81.9	606	176,670	0.0
611 -620	539	97,137,991	6.6	7.13	6.10	6.33	6.93	0.52	357	357	359	2.60	1.34	23	81.7	615	180,219	0.0
621 -630	619	119,129,545	8.1	7.01	5.99	6.35	6.86	0.52	357	358	360	2.69	1.32	23	81.1	625	192,455	0.0
631 -640	540	101,617,957	6.9	7.02	5.97	6.31	6.86	0.52	357	359	361	2.67	1.28	23	81.8	635	188,181	0.0
641 -650	553	106,099,051	7.2	6.87	5.85	6.28	6.71	0.52	357	359	361	2.68	1.29	24	81.0	645	191,861	0.0
651 -660	464	95,941,449	6.5	6.89	5.91	6.24	6.72	0.52	356	359	361	2.64	1.26	23	81.6	655	206,770	0.0
661 -670	392	83,853,228	5.7	6.93	5.81	6.23	6.78	0.52	357	359	361	2.66	1.30	23	82.4	665	213,911	0.0
671 -680	306	67,898,891	4.6	6.84	5.70	6.28	6.67	0.52	356	358	360	2.62	1.34	24	82.6	675	221,892	0.0
681 -690	245	54,800,469	3.7	6.74	5.75	6.31	6.59	0.52	357	357	359	2.65	1.33	24	82.2	685	223,675	0.0
691 -700	170	36,635,957	2.5	6.84	5.76	6.31	6.70	0.52	358	360	362	2.76	1.33	24	82.1	696	215,506	0.0
701 -710	139	33,515,487	2.3	6.78	5.56	6.29	6.58	0.52	357	358	360	2.67	1.35	25	82.2	705	241,119	0.0
711 -720	117	27,950,710	1.9	6.76	5.80	6.36	6.52	0.52	357	361	363	2.73	1.28	23	81.5	715	238,895	0.0
721 -730	89	19,561,499	1.3	6.78	5.58	6.16	6.61	0.52	355	358	360	2.64	1.28	24	82.9	726	219,792	0.0
731 -740	75	16,999,206	1.2	6.67	5.76	6.23	6.51	0.52	357	358	360	2.72	1.26	25	81.7	735	226,656	0.0
741 -750	61	15,724,132	1.1	6.70	5.50	6.31	6.57	0.52	356	356	358	2.78	1.24	25	80.8	745	257,773	0.0
751 -760	47	10,726,864	0.7	6.74	5.66	6.31	6.58	0.52	358	358	360	2.75	1.31	26	82.1	756	228,231	0.0
761 -770	36	8,244,479	0.6	6.57	5.36	6.43	6.21	0.52	358	358	360	2.83	1.32	23	81.9	765	229,013	0.0
771 -780	32	7,621,633	0.5	6.62	5.43	6.23	6.62	0.52	356	356	358	2.72	1.44	27	78.5	776	238,176	0.0
781 -790	17	3,262,364	0.2	6.25	5.51	6.23	6.08	0.52	354	354	357	2.95	1.22	24	76.7	786	191,904	0.0
791 -800	9	2,322,322	0.2	6.75	6.07	6.06	6.75	0.52	358	358	360	2.64	1.16	22	77.4	795	258,036	0.0
801 -810	4	1,348,218	0.1	7.20	5.79	6.27	6.86	0.52	358	358	360	2.46	1.41	22	82.7	803	337,054	0.0
811 -820	3	786,732	0.1	5.98	5.00	6.00	5.98	0.52	357	357	360	2.83	1.08	21	83.5	814	262,244	0.0
Total:	7,692	1,476,497,374	100.0	7.16	6.07	6.30	7.02	0.52	357	358	360	2.68	1.32	23	80.7	627	191,952	0.0